UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2006

flexSCAN, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 27201 Puerta Real, Suite 350, Mission Viejo, California 92691
(Address of principal executive offices  (Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 30, 2006, flexSCAN, Inc. (the “Company”) entered into Amendment No.3 (the “Amendment”) to the Convertible Promissory Note (the “Note”) dated August 12, 2005 made in favor of Tryant, LLC (“Tryant”), a principal stockholder of the Company, under which the Company is currently in default. The Amendment provides for payment of a minimum of $120,000 (the “Minimum Payment”) within five business days of the Company’s receipt of its next traunche of financing or, in any event, not later than May 16, 2006, with minimum monthly payments of $10,000, thereafter, on the 15th day of each month until the outstanding amounts owed pursuant to the Note are paid in full. If the Company receives capital in excess of $750,000, in one transaction, the Company has agreed to pay the entire balance owed pursuant to the Note within five (5) days of its receipt of such funding. Pursuant to the Amendment, if the Company fails to make the Minimum Payment on or before May 16, 2006, the Company shall use its best efforts to cause the rescission of the reverse merger between the Company, and its operating subsidiary, flexPlus, Inc., on or before July 15, 2006.

In addition, the Amendment provides for the amendment of the Lock-Up/Leak-Out and Registration Rights Agreement, between the parties, dated August 12, 2005, to allow for sales of the Company’s common stock by Tryant on a cumulative basis.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 to Convertible Promissory Note dated April 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flexSCAN, Inc.

Date: May 4, 2006	By:	/s/ Thomas Banks
Thomas Banks
Chief Executive Officer